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                    TRANS WORLD ENTERTAINMENT CORPORATION

                            **** NEWS RELEASE ****
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            MWW/Strategic Communications, Inc.
            Public Relations (201) 507-9500
            Media Contact:      Michael Kempner - mkempner@mww.com
                                Rob Swadosh - rswadosh@mww.com
            Investor Contact:   Robert Ferris - rferris@mww.com

    TRANS WORLD ENTERTAINMENT CORPORATION CLOSES ON
    ACQUISITION OF THE STRAWBERRIES CHAIN

    Acquires 90 Freestanding and Strip Center Locations

    Albany, NY, October 9, 1997 -- Trans World Entertainment Corporation (Nasdaq National Market: TWMC) today announced the closing of its acquisition of Strawberries, a privately-held retailer of pre-recorded music and video. The Company acquired substantially all of Strawberries' assets, including merchandise inventory, fixed and other assets. The Company will operate Strawberries' at 90 freestanding and strip center locations which are primarily located in the New England and Washington, D.C. markets.

    Robert J. Higgins, Chairman, Chief Executive Officer and President of Trans World commented, "The acquisition of the Strawberries chain represents a logical progression in our overall growth strategy, significantly increasing our market share in the Northeast."

    Trans World Entertainment operates 461 retail stores in malls, freestanding and strip center locations under several names, including Coconuts Music and Movies, Record Town, Saturday Matinee and F.Y.E. Additionally, the Company now operates 90 freestanding and strip center locations under the Strawberries and Waxie/Maxie names.

Certain statements in this report set forth management's intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

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